Exhibit 99.1

Media Contact:
858-366-6900
media@tandemdiabetes.com

Investor Contact:
858-366-6900
IR@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces First Quarter 2024 Financial Results
and Updates Full Year 2024 Financial Guidance

San Diego, May 2, 2024 - Tandem Diabetes Care, Inc. (NASDAQ: TNDM), a global insulin delivery and diabetes technology company, today reported its financial results for the quarter ended March 31, 2024 and increased sales guidance for the year ending December 31, 2024.

First Quarter 2024 Highlights Compared to First Quarter 2023:

•Worldwide GAAP sales increased 13 percent to $191.7 million; worldwide non-GAAP sales increased 12 percent to $192.8 million.
•Worldwide pump shipments increased 9 percent to approximately 25,000 pumps from 23,000 pumps.
•First quarter 2024 commercial launches:
◦Launched Tandem Mobi with Dexcom G6 continuous glucose monitoring (CGM) sensor integration in the United States.
◦Launched t:slim X2 integration with the Abbott Freestyle Libre 2 Plus CGM sensor in the United States.
◦Initiated rolling launch of t:slim X2 with Dexcom G7 sensor integration outside the United States.
•Received U.S. Food and Drug Administration clearance to expand the Tandem Mobi pump indication for use in individuals two years of age and older.
•Began enrollment for extended wear infusion set clinical trial.
•Completed a $316.3 million senior convertible notes offering primarily used for the repurchase of existing senior convertible notes.
“Our outperformance in the first quarter was driven by demand for both the t:slim X2 and our newly launched Tandem Mobi, validating our portfolio strategy that allows us to address a greater market by meeting the needs and preferences of more people living with diabetes,” said John Sheridan, president and chief executive officer. “We are well-positioned to deliver on our 2024 objectives, along with longer-term growth and profitability goals.”

Exhibit 99.1
First Quarter 2024 Sales Results Compared to 2023

From September 2022 through February 2024, the Company offered the Tandem Choice Program (Tandem Choice) to eligible t:slim X2 customers to provide a pathway to ownership of its newest hardware platform, Tandem Mobi, for a fee when available. As a result of this program, the Company is providing select financial results for both GAAP and non-GAAP. Additional information, including the accounting treatment of this program and other non-GAAP measures, can be found under Table E “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release. See also “Non-GAAP Financial Measures” below.

	Three Months Ended
	March 31,
	2024		2023
Approximate Pump Shipments
United States	15,000		17,000
Outside United States	10,000		6,000
Total Worldwide	25,000		23,000

($ in millions)	GAAP	Non-GAAP	GAAP	Non-GAAP
Sales
United States	$129.8	$130.9	$131.2	$133.3
Outside United States	61.9	61.9	38.1	38.1
Total Worldwide	$191.7	$192.8	$169.3	$171.4

First Quarter 2024 Additional Financial Results Compared to First Quarter 2023

•Sales: In the United States, GAAP sales included a $1.1 million deferral relating to Tandem Choice, compared to a deferral of $2.0 million. Non-GAAP sales do not include Tandem Choice related sales deferrals.

•Gross profit: GAAP gross profit was $94.7 million, compared to $82.9 million. GAAP gross margin was 49 percent for both periods.

Non-GAAP gross profit(1) was $95.8 million compared to $84.9 million. Non-GAAP gross margin(1) was 50 percent for both periods.

•Operating income (loss): GAAP operating loss totaled $41.7 million, or negative 22 percent of sales, compared to operating loss of $127.8 million, or negative 75 percent of sales.

Non-GAAP operating loss(1) totaled $40.5 million, or negative 21 percent of sales, compared to $44.4 million or negative 26 percent of sales.

•Net income (loss): GAAP net loss was $42.7 million, compared to net loss of $123.9 million.

Non-GAAP net loss(1) was $41.6 million compared to $40.4 million.

Adjusted EBITDA(1) was negative $14.4 million, or negative 7 percent of sales, compared to negative $20.2 million, or negative 12 percent of sales.

(1) A reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures and additional information can be found in Table E “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release. Also see “Non-GAAP Financial Measures” below for additional information.

See tables for additional financial information.

Exhibit 99.1
2024 Financial Guidance

The Company’s non-GAAP guidance for the fiscal year ending December 31, 2024 is set forth below. The most directly comparable GAAP financial measures are not accessible on a forward-looking basis due to the high degree of complexity in the accounting treatment for the Tandem Choice program. For a description of non-GAAP sales, non-GAAP gross margin, and Adjusted EBITDA margin, as well as an illustration of the reconciliation from the most directly comparable GAAP financial measures, refer to Table E “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release. Also see “Non-GAAP Financial Measures” below for additional information.

For the year ending December 31, 2024, the Company is updating its 2024 financial guidance as follows:

•Non-GAAP sales are estimated to be approximately $868 million for the full year and $205 million in the second quarter.
▪Sales in the United States of approximately $634 million for the full year and $150 million in the second quarter.
▪Sales outside the United States of approximately $234 million for the full year and $55 million in the second quarter.
•Non-GAAP gross margin is estimated to be approximately 51 percent for the full year and approximately and 50 percent in the second quarter.
•Adjusted EBITDA margin is estimated to be breakeven as a percent of sales for the full year and approximately negative 5 percent in the second quarter.
•Non-cash charges included in cost of goods sold and operating expenses are estimated to be approximately $120 million. This includes:
▪Approximately $100 million non-cash, stock-based compensation expense.
▪Approximately $20 million depreciation and amortization expense.
Non-GAAP Financial Measures

Certain non-GAAP financial measures are presented in this press release to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. The Company believes these non-GAAP financial measures are important operating performance indicators because they exclude items that are unrelated to, and may not be indicative of, the Company’s core operating results. These non-GAAP financial measures, as calculated, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent the Company uses such non-GAAP financial measures in the future, they will be calculated using a consistent method from period to period. A reconciliation of each of the historical GAAP financial measures to the most directly comparable historical non-GAAP financial measures has been provided in Table E “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release.

The Company has not provided a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in reliance on the “unreasonable efforts” exception set forth in the applicable regulations, because there is substantial uncertainty associated with predicting any future adjustments that may be made to the Company’s GAAP financial measures in calculating the non-GAAP financial measures.

In particular, the accounting treatment for Tandem Choice has a high degree of complexity. In September 2022 when the program was launched, the Company began deferring a portion of sales for each eligible t:slim X2 pump shipped in the United States. The total Tandem Choice deferral was $31.5 million as of March 31, 2024. If a customer elects to participate in Tandem Choice, the Company will recognize the existing deferral, incremental fees received and the associated costs of providing the new insulin pump at the time of fulfillment. The timing of recognition will be based on either a) an affirmative election to participate in Tandem Choice or b) expiration of the right to participate at program expiration.

Exhibit 99.1
Notably:
•Offering the program does not impact the economics associated with how or when the initial pump sale is reimbursed.
•Customer eligibility was automatic and no election was necessary to participate in Tandem Choice at the time of a t:slim X2 purchase. Customer eligibility ended in February 2024 with the commercial availability of the new hardware platform, Tandem Mobi.
•An affirmative election is required for the customer to participate in Tandem Choice, at which time any customer fees will be received and recognized as a sale. Any remaining deferrals will be recognized at program expiration.
•The expiration date of Tandem Choice is December 31, 2024.

Conference Call

The Company will hold a conference call and simultaneous webcast today at 4:30pm Eastern Time (1:30pm Pacific Time). The link to the webcast will be available by accessing the Events & Presentations tab in the Investor Center of the Tandem Diabetes Care website at http://investor.tandemdiabetes.com, and will be archived for 30 days. To access the call by phone, please use this link (https://register.vevent.com/register/BI12c72cd6ea054b01881ba78dd494dcc0) and you will be provided with dial-in details, including a personal pin.

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, a global insulin delivery and diabetes technology company, manufactures and sells advanced automated insulin delivery systems that reduce the burden of diabetes management, while creating new possibilities for patients, their loved ones, and healthcare providers. The Company’s pump portfolio features the Tandem Mobi system and the t:slim X2 insulin pump, both of which feature Control-IQ advanced hybrid closed-loop technology. Tandem Diabetes Care is based in San Diego, California. For more information, visit tandemdiabetes.com.

Tandem Diabetes Care, the Tandem logo, Control-IQ, Tandem Mobi and t:slim X2 are either registered trademarks or trademarks of Tandem Diabetes Care, Inc. in the United States and/or other countries.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding, among other things, the Company’s projected financial results and the ability to achieve other operational and commercial goals, including longer term growth and profitability. The Company’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, the Company’s ability to achieve projected financial results will be impacted by market acceptance of the Company’s products; products marketed and sold or under development by competitors; the Company’s ability to establish and sustain operations to support international sales, including expanding into additional geographies; changes in reimbursement rates or insurance coverage for the Company’s products; the Company’s ability to meet increasing operational and infrastructure requirements from higher customer interest and a larger base of existing customers; the Company’s ability to successfully commercialize its products; the Company’s ability to develop and launch new products; risks associated with the regulatory approval process outside the United States for new products; the potential that newer products, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render the Company’s products obsolete or less desirable, or may otherwise negatively impact the purchasing trends of customers; reliance on third-party relationships, such as outsourcing and supplier arrangements; global economic conditions; and other risks identified in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other documents that the Company files with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

# # #

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Table A
(in thousands)

	March 31,	December 31,
	2024	2023
Assets	(Unaudited)
Current assets:
Cash, cash equivalents and short-term investments	$467,810	$467,912
Accounts receivable, net	92,965	105,555
Inventories	153,893	157,937
Other current assets	20,525	16,585
Total current assets	735,193	747,989

Property and equipment, net	77,530	76,542
Operating lease right-of-use assets	88,286	87,791
Other long-term assets	40,036	40,336
Total assets	$941,045	$952,658

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and employee-related liabilities	$100,751	$105,742
Operating lease liabilities	17,320	17,060
Deferred revenue	44,562	43,994
Other current liabilities	30,338	28,462
Total current liabilities	192,971	195,258

Convertible senior notes, net - long-term	347,497	285,035
Operating lease liabilities - long-term	112,732	113,572
Deferred revenue - long-term	12,299	13,331
Other long-term liabilities	32,482	31,830
Total liabilities	697,981	639,026

Total stockholders’ equity	243,064	313,632
Total liabilities and stockholders’ equity	$941,045	$952,658

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Table B
(in thousands, except per share data)

	(Unaudited)
	Three Months Ended March 31,
	2024	2023
Sales	$191,674	$169,383
Cost of sales	97,002	86,476
Gross profit	94,672	82,907
Operating expenses:
Selling, general and administrative	90,106	89,814
Research and development	46,244	42,160
Acquired in-process research and development expenses	—	78,750
Total operating expenses	136,350	210,724
Operating loss	(41,678)	(127,817)
Total other income (expense), net	2,149	4,231
Loss before income taxes	(39,529)	(123,586)
Income tax expense	3,186	287
Net loss	$(42,715)	$(123,873)

Net loss per share - basic and diluted	$(0.65)	$(1.92)

Weighted average shares used to compute basic and diluted net loss per share	65,326	64,549

Exhibit 99.1

TANDEM DIABETES CARE, INC.
SALES BY GEOGRAPHY
Table C(1)

	(Unaudited)
($'s in thousands)	Three Months Ended March 31,
	2024	2023
United States:
Pump	$61,720	$66,457
Supplies and other	69,187	66,808
Deferral for Tandem Choice	(1,146)	(2,023)
Total GAAP Sales in the United States	$129,761	$131,242
Adjustment for Tandem Choice	1,146	2,023
Total Non-GAAP Sales in the United States	$130,907	$133,265

Outside the United States:
Pump	$25,567	$18,247
Supplies and other	36,346	19,894
Total Sales Outside the United States	$61,913	$38,141

Total GAAP Worldwide Sales	$191,674	$169,383
Adjustment for Tandem Choice	1,146	2,023
Total Non-GAAP Worldwide Sales	$192,820	$171,406

(1) A reconciliation of non-GAAP financial measures to their closest GAAP equivalent and additional information can be found in Table E and under the heading “Reconciliation of GAAP versus Non-GAAP Financial Results.”

TANDEM DIABETES CARE, INC.
PUMP SHIPMENTS (Unaudited)
Table D

	Three Months Ended March 31,
	2024	2023
Pumps Shipped:
United States	15,000	17,000
Outside the United States	10,000	6,000
Total Pumps Shipped	25,000	23,000

Exhibit 99.1

TANDEM DIABETES CARE, INC.
Reconciliation of GAAP versus Non-GAAP Financial Results (Unaudited)
Table E

($'s in thousands)	Three Months Ended March 31,
	2024	2023
GAAP sales	$191,674	$169,383
Adjustment for Tandem Choice (1)	1,146	2,023
Non-GAAP sales	$192,820	$171,406

GAAP gross profit	$94,672	$82,907
Adjustment for Tandem Choice(1)	1,146	2,023
Non-GAAP gross profit	$95,818	$84,930
GAAP gross margin(2)	49%	49%
Non-GAAP gross margin(3)	50%	50%

GAAP operating loss	$(41,678)	$(127,817)
Acquired in-process research and development(4)	—	78,750
Severance costs - cash and noncash	—	2,680
Adjustment for Tandem Choice(1)	1,146	2,023
Non-GAAP operating loss	$(40,532)	$(44,364)
GAAP operating margin(2)	(22)%	(75)%
Non-GAAP operating margin(3)	(21)%	(26)%

GAAP net loss	$(42,715)	$(123,873)
Income tax expense (benefit)	3,186	287
Interest income, interest expense and other, net	(2,149)	(4,231)
Depreciation and amortization	4,043	3,396
Stock-based compensation expense	22,039	20,805
Acquired in-process research and development(4)	—	78,750
Severance costs - cash and noncash	—	2,680
Adjustment for Tandem Choice(1)	1,146	2,023
Adjusted EBITDA	$(14,450)	$(20,163)
Adjusted EBITDA margin(3)	(7)%	(12)%

GAAP net loss	$(42,715)	$(123,873)
Acquired in-process research and development(4)	—	78,750
Severance costs - cash and noncash	—	2,680
Adjustment for Tandem Choice(1)	1,146	2,023
Non-GAAP net loss	$(41,569)	$(40,420)
(1) The accounting treatment for Tandem Choice has a high degree of complexity. Additional information can be found under the heading “Non-GAAP Financial Measures.”
(2) GAAP margins including GAAP gross margin and GAAP operating margin are calculated using GAAP sales.
(3) Non-GAAP margins including non-GAAP gross margin, non-GAAP operating margin, and adjusted EBITDA margin are calculated using non-GAAP sales.
(4) Acquired in-process research and development charges representing the value of acquired in-process research and development assets with no alternative future use and acquisition related expenses recorded in connection with the acquisitions of AMF Medical SA in 2023.